Exhibit 4.7

SUPPLEMENTAL INDENTURE
ADDITIONAL SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 19, 2004, among Reliant Energy Wholesale Generation, LLC, a Delaware limited liability company and successor by merger to Reliant Energy Bighorn, LLC, Reliant Energy Hunterstown, LLC, Reliant Energy Mid-Atlantic Development, Inc. and Reliant Energy Choctaw County, LLC (the “Guaranteeing Subsidiary”) and a subsidiary of Reliant Energy, Inc., formerly known as Reliant Resources, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 1, 2003 providing for the original issuance of an aggregate principal amount of $550,000,000 of 9.25% Senior Secured Notes due 2010 (the “Initial Notes”), and, subject to the terms of the Indenture, future unlimited issuances of 9.25% Senior Secured Notes due 2010 (the “Additional Notes,” and together with the Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to be Bound; Guarantee.  The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 12 of the Indenture, including, without limitation, Section 12.02 thereof.

3.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.             Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.             Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.             The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

7.             Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  November 19, 2004

RELIANT ENERGY WHOLESALE GENERATION, LLC

By:	/s/ Andrew C. Johannesen
Name:	Andrew C. Johannesen
Title:	Assistant Treasurer

RELIANT ENERGY, INC. and the Guarantors listed on Schedule 1 hereto

By:	/s/ Andrew C. Johannesen
Name:	Andrew C. Johannesen
Title:	Assistant Treasurer

RELIANT ENERGY SOLUTIONS, LLC RELIANT ENERGY SOLUTIONS EAST, LLC

By:	/s/ Gaeten Frotte
Name:	Gaeten Frotte
Title:	Treasurer

RELIANT ENERGY CAPTRADES HOLDING CORP.

RELIANT ENERGY SABINE (DELAWARE), INC.

RELIANT ENERGY RENEWABLES HOLDINGS II, LLC

By:	/s/ Patricia Genzel
Name:	Patricia Genzel
Title:	President

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Michael G. Oller
Authorized Signatory

Schedule 1 to
Supplemental Indenture

Reliant Energy Aurora I, LP
Reliant Energy Aurora II, LP
Reliant Energy Aurora Development, LLC
Reliant Energy Aurora Holding, LLC
Reliant Energy Aurora, LP
Reliant Energy Broadband, Inc.
Reliant Energy California Holdings, LLC
Reliant Energy Communications, Inc. (successor by merger to Insync Internet Services Incorporated)
Reliant Energy Capital (Europe), Inc.
Reliant Energy Coolwater, Inc.
Reliant Energy Corporate Services, LLC
Reliant Energy Deer Park, Inc.
Reliant Energy Electric Solutions, LLC
Reliant Energy Ellwood, Inc.
Reliant Energy Etiwanda, Inc.
Reliant Energy Europe, Inc.
Reliant Energy Florida, LLC (formerly known as Reliant Energy Indian River, LLC, successor by merger to Reliant Energy Osceola, LLC)
Reliant Energy Florida holdings, LLC (successor by merger to Reliant Energy Winter Haven, LLC and Reliant Energy New Smyrna Beach, LLC)
Reliant Resources International Services, Inc.
Reliant Energy Key/Con Fuels, LLC
Reliant Energy Mandalay, Inc.
Reliant Energy Net Ventures, Inc.
Reliant Energy Northeast Generation, Inc.
Reliant Energy Northeast Holdings, Inc.
Reliant Energy Ormond Beach, Inc.
Reliant Energy Asset Management, LLC (successor by merger to Reliant Energy Equipment Company, LLC and Reeves County Land Associates, LLC)

Reliant Energy Power Generation, Inc.
(successor by merger to Reliant Energy Arrow Canyon, LLC, Reliant Energy Construction, LLC, Reliant Energy Desert Basin, LLC, Reliant Energy Signal Peak, LLC and Reliant Energy Development Services, Inc.)

Reliant Energy Power Operations I, Inc.
Reliant Energy Power Operations II, Inc.
Reliant Energy Renewables, Inc.
Reliant Energy Retail Holdings, LLC
Reliant Energy Retail Services, LLC
Reliant Energy Sabine (Texas), Inc.
Reliant Energy Services Desert Basin, LLC
Reliant Energy Services International, Inc.
Reliant Energy Services, Inc. (successor by merger to Reliant Energy Services New Mexico, LLC)
Reliant Energy Services Mid-Stream, LLC
Reliant Energy Seward, LLC (successor by merger to Seward Trust)
Reliant Energy Shelby I, LP
Reliant Energy Shelby II, LP
Reliant Energy Shelby County II, LP
Reliant Energy Shelby County, LP
Reliant Energy Shelby Development Corp.
Reliant Energy Shelby Holding Corp.
Reliant Energy Solutions Holdings, LLC

Reliant Energy Texas Renewables GP, LLC
(formerly known as Reliant Energy Renewables Atascocita GP, LLC and successor by merger to each of Reliant Energy Baytown GP, LLC, Reliant Energy Blue Bonnet GP, LLC, Reliant Energy Coastal Plains GP, LLC, Reliant Energy Conroe GP, LLC and Reliant Energy Security GP, LLC)

Reliant Energy Texas Renewables, LP
(formerly known as Reliant Energy Renewables Atascocita, LP, and successor by merger to each of Reliant Energy Baytown, LP, Reliant Energy Blue Bonnet, LP, Reliant Energy Coastal Plains, LP, Reliant Energy Conroe, LP and Reliant Energy Security, LP)

Reliant Energy Trading Exchange, Inc.
Reliant Energy Ventures, Inc.
Reliant Energy Wholesale Service Company
StarEn Power, LLC
Texas Star Energy Company